Exhibit 99.1

Assurant Reports First Quarter 2020 Financial Results
Year-over-Year Earnings Growth Driven by Global Lifestyle and Improved Global Housing Results
Company Suspends 2020 Outlook Due to COVID-19 Uncertainty

Key Highlights for First Quarter 2020
• Net income of $150.0 million, or $2.43 per share, down 7 percent and 4 percent, respectively
• Net operating income[1] of $163.1 million, or $176.0 million excluding reportable catastrophes[2], up 16 percent and 18 percent, respectively
• Net operating income per diluted share[3] of $2.64, or $2.84 excluding reportable catastrophes[4], up 19 percent and 22 percent, respectively
• $433 million of holding company liquidity available at quarter end
• $95 million returned to shareholders in share repurchases and common dividends

Note: References to net income (loss) refer to net income (loss) attributable to common stockholders. Comparisons in the financial highlights relate to prior year period unless otherwise noted.

NEW YORK, May 5, 2020 — Assurant, Inc. (NYSE: AIZ), a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases, today reported results for the first quarter ended March 31, 2020.

“I am exceedingly proud of the dedication and resiliency demonstrated by our more than 14,000 employees across the globe throughout the COVID-19 pandemic,” said Assurant President and CEO Alan Colberg. “Our swift response to safeguard our employees, provide continuous support to our customers and assist our local communities demonstrates our core values.”
Colberg continued, “First quarter results were solid and largely unaffected by COVID-19. And, while we believe our business and long-term fundamentals remain strong, we’ve suspended our 2020 outlook given the ongoing uncertainty regarding the duration of the pandemic and its impact on market conditions and consumer behavior. We will proactively monitor and manage through this unprecedented crisis to continue to deliver meaningful shareholder value over time.”

Reconciliation of Net Operating Income to GAAP Net Income Attributable to Common Stockholders1

(UNAUDITED)	1Q	1Q
($ in millions, net of tax)	2020	2019
Global Lifestyle	$120.9	$100.6
Global Housing	74.2	72.7
Global Preneed	12.3	11.8
Corporate and other	(19.5)	(18.8)
Interest expense	(20.1)	(21.0)
Preferred stock dividends	(4.7)	(4.7)
Net operating income	163.1	140.6
Adjustments:
Net realized (losses) gains on investments(1)	(76.1)	24.8
COVID-19 direct and incremental expenses	(2.4)	—
CARES Act tax benefit	79.3	—
Foreign exchange related losses	(3.3)	(4.3)
Net charge related to Iké	(5.8)	(0.2)
Other adjustments	(4.8)	0.1
GAAP net income attributable to common stockholders	$150.0	$161.0
Note: A full reconciliation of net operating income to GAAP net income attributable to common stockholders can be found on page 8. Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: http://ir.assurant.com/investor/default.aspx

(1)
Consists primarily of unrealized losses on investments due to a net decrease in the fair market value of equity securities of $38.1 million and investments in collateralized loan obligations of $38.0 million.

First Quarter 2020 Consolidated Results

•
Net income was $150.0 million, or $2.43 per diluted share, compared to first quarter 2019 net income of $161.0 million, or $2.52 per diluted share. The decrease was largely driven by increased unrealized losses on investments primarily related to a net decrease in the fair value of equity securities and direct investments in collateralized loan obligations, compared to net unrealized gains from equity securities in the prior year period. This was partially offset by a $79.3 million one-time tax benefit related to the March 2020 enactment of the federal Coronavirus Aid, Relief, and Economic Security Act, or “CARES” Act, which allows the carryback of net operating losses to years taxed at higher rates.

•
Net operating income[1] increased to $163.1 million, or $2.64 per diluted share[3], compared to first quarter 2019 net operating income of $140.6 million, or $2.21 per diluted share. Assurant incurred $12.9 million of reportable catastrophes in first quarter 2020, compared to $8.2 million of reportable catastrophes in first quarter 2019. Excluding reportable catastrophes, net operating income[2] for first quarter 2020 totaled $176.0 million, compared to $148.8 million in the prior-year period, primarily due to growth in Global Lifestyle, driven by Connected Living and Global Automotive, as well as improved results in Global Housing.

•
Net earned premiums, fees and other income from the Global Lifestyle, Global Housing and Global Preneed segments totaled $2.50 billion, an increase of 12 percent from $2.23 billion in first quarter 2019, mainly driven by strong organic growth in Global Lifestyle.

Reportable Segments

Global Lifestyle

($ in millions)	1Q20	1Q19	% Change
Net operating income (5)	$120.9	$100.6	20%
Net earned premiums, fees and other income	$1,946.9	$1,681.6	16%

•
Net operating income[5] increased in first quarter 2020 compared to the prior year period. First quarter 2020 included a $6.7 million favorable client recoverable in Connected Living. Excluding this item, earnings growth was driven primarily by an increase in mobile subscribers from new and existing programs, as well as higher income from Global Automotive, including some one-time benefits. This was partially offset by lower margins from mobile trade-in programs, in part due to the impact of COVID-19, and unfavorable foreign exchange.

•
Net earned premiums, fees and other income increased primarily due to higher mobile trade-in volumes and continued subscriber growth from recently added protection programs. Growth in extended service contracts and Global Automotive also contributed to the increase.

Global Housing

($ in millions)	1Q20	1Q19	% Change
Net operating income (5)	$74.2	$72.7	2%
Net earned premiums, fees and other income	$500.4	$500.0	—%

•
Net operating income[5] increased in first quarter 2020. Results included $4.0 million of higher reportable catastrophes, mainly related to earthquakes in Puerto Rico, compared to the first quarter 2019.

Excluding reportable catastrophes, net operating income increased primarily due to favorable non-catastrophe loss experience, the absence of losses within the small commercial business, which is now in run-off, as well as higher premium rates in lender-placed. Earnings growth was partially offset by a reduction in policies in-force, including policies from the previously disclosed financially insolvent client.

•
Net earned premiums, fees and other income were flat year-over-year, as continued growth from sharing economy offerings and multifamily housing was offset by the reduction in lender-placed policies in-force referenced above and the expected run-off of small commercial products.

Global Preneed

($ in millions)	1Q20	1Q19	% Change
Net operating income (5)	$12.3	$11.8	4%
Net earned premiums, fees and other income	$53.4	$49.1	9%

•	Net operating income[5] increased slightly in first quarter 2020, primarily due to continued growth in the U.S. from prefunded funeral policies as well as prior period sales of the Final Need product.

•	Net earned premiums, fees and other income increased in first quarter 2020, primarily driven by the factors listed above.

Corporate and Other

($ in millions)	1Q20	1Q19	% Change
Net loss attributable to common stockholders	$(57.4)	$(24.1)	(138)%
Net operating loss (6)	$(19.5)	$(18.8)	(4)%

•
Net operating loss[6] increased in first quarter 2020, primarily due to lower investment income attributable to lower yielding and more liquid investable assets compared to the prior year period. The decrease was partially offset by lower employee-related expenses, including travel.

Holding Company Liquidity Position

•	Holding company liquidity totaled $433 million as of March 31, 2020, or $208 million above the company’s current targeted minimum level of $225 million.

Dividends paid by operating segments to the holding company in the first quarter 2020 totaled $127 million.

•
In light of the ongoing uncertainty related to COVID-19 and associated volatile market conditions, the company drew $200 million of its $450 million revolving credit facility in March 2020. These funds are not included in holding company liquidity as of March 31, 2020, as they are for risk management purposes only and not expected to be used.

•
Share repurchases and common and preferred dividends totaled $100 million in first quarter 2020. During first quarter 2020, Assurant repurchased 481 thousand shares of common stock for $57 million. From April 1 through May 1, 2020, the company repurchased an additional 170 thousand shares for approximately $18 million, with $411 million remaining under the current repurchase authorization. Dividends to shareholders totaled $43 million, including $38 million in common stock dividends and $5 million in preferred stock dividends.

•
On May 1, 2020, Assurant completed the acquisition of American Financial & Automotive Services (“AFAS”) for $158 million. AFAS is a provider of finance and insurance products and services including vehicle service contracts and other ancillary products sold directly through a network of nearly 600 franchised dealership clients across 40 states. The acquisition will be reflected in the company’s second quarter 2020 holding company liquidity and is not expected to be a significant contributor to 2020 consolidated results.

2020 Company Outlook

While Assurant continues to believe that its long-term business fundamentals remain strong, the company is suspending its 2020 outlook given the uncertainty regarding the duration of the COVID-19 pandemic and its impact on the broader economy. The company will continue to monitor this evolving situation and take additional steps as appropriate to sustain its strong financial position for the long-term. Assurant is taking a number of actions, including the following precautionary measures:

•	Executing cost saving measures including the deferral of certain discretionary expenses;

•	Strengthening its liquidity position and capital flexibility, including the $200 million draw of its revolving credit facility; and

•	Exercising additional caution relative to capital deployment in light of the current economic environment and the start of catastrophe season on June 1, 2020.

Earnings Conference Call
The first quarter 2020 earnings conference call and webcast will be held Wednesday, May 6, 2020 at 8:00 a.m. ET. The live and archived webcast, along with supplemental information, will be available on Assurant’s Investor Relations website: http://ir.assurant.com/investor/default.aspx

About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases. Anticipating the evolving needs of consumers, Assurant partners with the world’s leading brands to develop innovative products and services and to deliver an enhanced customer experience. A Fortune 500 company with a presence in 21 countries, Assurant offers mobile device solutions; extended service contracts; vehicle protection services; pre-funded funeral insurance; renters insurance; lender-placed insurance products; and other specialty products. The Assurant Foundation strengthens communities by supporting charitable partners that help protect where people live and can thrive, connect with local resources, inspire inclusion and prepare leaders of the future.
Learn more at assurant.com or on Twitter @AssurantNews.

Media Contact:
Linda Recupero
Senior Vice President, Global Communication
Phone: 212.859.7005
linda.recupero@assurant.com

Investor Relations Contacts:
Suzanne Shepherd
Senior Vice President, Investor Relations
Phone: 212.859.7062
suzanne.shepherd@assurant.com

Sean Moshier
Director, Investor Relations
Phone: 212.859.5831
sean.moshier@assurant.com

Safe Harbor Statement
Some of the statements included in this news release and its exhibits, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words such as “outlook,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release or its exhibits are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved.

Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. The following factors could cause our actual results to differ materially from those currently estimated by management, including those projected in the company outlook:

(i)
the loss of significant clients, distributors or other parties with whom we do business, or if we are unable to renew contracts with them on favorable terms, or those parties facing financial, reputational or regulatory issues;

(ii)	significant competitive pressures, changes in customer preferences and disruption;

(iii)	the failure to find suitable acquisitions, integrate completed acquisitions, or grow organically, and risks associated with joint ventures and franchise ownership and operations;

(iv)
the impact of general economic, financial market and political conditions, including unfavorable conditions in the capital and credit markets and in the markets in which we operate, including as a result of COVID-19;

(v)
the impact of the COVID-19 pandemic, including the scope and duration of the outbreak, government actions and restrictive measures taken in response, and its effect on the global economic and financial markets;

(vi)	risks related to our international operations, including the United Kingdom’s withdrawal from the European Union, or fluctuations in exchange rates;

(vii)	the impact of catastrophic and non-catastrophe losses, including as a result of climate change;

(viii)	our inability to recover should we experience a business continuity event, including as a result of COVID-19;

(ix)	our inability to develop and maintain distribution sources or attract and retain sales representatives and executives with key client relationships;

(x)	the failure to manage vendors and other third parties on whom we rely to conduct business and provide services to our clients;

(xi)	declines in the value of mobile devices, the risk of guaranteed buybacks or export compliance risk in our mobile business;

(xii)	negative publicity relating to our products and services or the markets in which we operate;

(xiii)	the failure to implement our strategy and to attract and retain key personnel, including senior management;

(xiv)	employee misconduct;

(xv)	the adequacy of reserves established for claims and our inability to accurately predict and price for claims;

(xvi)	a decline in financial strength ratings or corporate senior debt ratings;

(xvii)	an impairment of goodwill or other intangible assets;

(xviii)	the failure to maintain effective internal control over financial reporting;

(xix)	a decrease in the value of our investment portfolio, including due to market, credit and liquidity risks, changes in interest rates and COVID-19;

(xx)	the impact of U.S. tax reform legislation and impairment of deferred tax assets;

(xxi)	the unavailability or inadequacy of reinsurance coverage and the credit risk of reinsurers, including those to whom we have sold business through reinsurance;

(xxii)	the credit risk of some of our agents, third-party administrators and clients;

(xxiii)	the inability of our subsidiaries to pay sufficient dividends to the holding company and limitations on our ability to declare and pay dividends, including as a result of COVID-19;

(xxiv)	changes in the method for determining LIBOR or the replacement of LIBOR;

(xxv)	the failure to effectively maintain and modernize our information technology systems and infrastructure, or the failure to integrate those of acquired businesses;

(xxvi)
breaches of our information systems or those of third parties with whom we do business, or the failure to protect data in such systems, including due to cyber-attacks and as a result of working remotely during the COVID-19 pandemic;

(xxvii)	the costs of complying with, or the failure to comply with, extensive laws and regulations to which we are subject, including those related to privacy, data security and data protection;

(xxviii)	the impact from litigation and regulatory actions, including those arising from COVID-19;

(xxix)	reductions or deferrals in the insurance premiums we charge, including as a result of COVID-19; and

(xxx)	changes in insurance and other regulation, including to mitigate the impact of COVID-19.

For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the SEC.

Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures to analyze the company’s operating performance for the periods presented in this news release. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.

(1)
Assurant uses net operating income as an important measure of the company’s operating performance. Net operating income equals net income attributable to common stockholders, excluding net realized gains (losses) on investments (which includes unrealized gains (losses) on equity securities and changes in fair value of direct investments in collateralized loan obligations), COVID-19 direct and incremental expenses, the CARES Act tax benefit, foreign exchange gains (losses) from remeasurement of monetary assets and liabilities, the net charge related to Iké, as well as other highly variable or unusual items other than reportable catastrophes. The company believes net operating income provides investors with a valuable measure of the performance of the company’s ongoing business because the excluded items do not represent the ongoing operations of the company. The comparable GAAP measure is net income attributable to common stockholders.

(UNAUDITED)	1Q	1Q
($ in millions)	2020	2019
Net operating income	$163.1	$140.6
Adjustments (pre-tax):
Net realized (losses) gains on investments	(96.3)	28.8
COVID-19 direct and incremental expenses	(3.1)	—
CARES Act tax benefit (after-tax)	79.3	—
Foreign exchange related losses	(3.7)	(4.2)
Net charge related to Iké	(1.4)	(0.2)
Other adjustments(1)	(5.9)	0.8
Benefit (provision) for income taxes	18.0	(4.8)
GAAP net income attributable to common stockholders	$150.0	$161.0

(1)
Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: http://ir.assurant.com/investor/default.aspx

(2)
Assurant uses net operating income (defined above), excluding reportable catastrophes (which represents catastrophe losses net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), as another important measure of the company’s operating performance. The company believes this metric provides investors with a valuable measure of the performance of the company’s ongoing business because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income attributable to common stockholders.

(UNAUDITED)	1Q	1Q
($ in millions)	2020	2019
Global Lifestyle(1)	$121.0	$100.0
Global Housing, excluding reportable catastrophes	87.0	81.5
Global Preneed	12.3	11.8
Corporate and other	(19.5)	(18.8)
Interest expense	(20.1)	(21.0)
Preferred stock dividends	(4.7)	(4.7)
Net operating income, excluding reportable catastrophes	176.0	148.8
Adjustments, pre-tax:
Net realized (losses) gains on investments	(96.3)	28.8
Reportable catastrophes	(16.3)	(10.3)
COVID-19 direct and incremental expenses	(3.1)	—
CARES Act tax benefit (after-tax)	79.3	—
Foreign exchange related losses	(3.7)	(4.2)
Net charge related to Iké	(1.4)	(0.2)
Other adjustments(2)	(5.9)	0.8
Benefit (provision) for income taxes	21.4	(2.7)
GAAP net income attributable to common stockholders	$150.0	$161.0

(1)
1Q 2020 excludes losses of $0.1 million after-tax ($0.2 million pre-tax) and 1Q 2019 excludes benefits of $0.6 million after-tax ($0.9 million pre-tax), both related to prior year reportable catastrophes.

(2)
Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: http://ir.assurant.com/investor/default.aspx

(3)
Assurant uses net operating income per diluted share as an important measure of the company’s stockholder value. Net operating income per diluted share equals net operating income (defined above) plus any dilutive preferred stock dividends divided by weighted average diluted shares outstanding. The company believes this metric provides investors with a valuable measure of stockholder value because it excludes items that do not represent the ongoing operations of the company. The comparable GAAP measure is net income attributable to common stockholders per diluted share, defined as net income attributable to common stockholders plus any dilutive preferred stock dividends divided by weighted average diluted shares outstanding.

(UNAUDITED)	1Q	1Q
	2020	2019
Net operating income per diluted share(1)	$2.64	$2.21
Adjustments, pre-tax:
Net realized (losses) gains on investments	(1.52)	0.43
COVID-19 direct and incremental expenses	(0.05)	—
CARES Act tax benefit (after-tax)	1.25	—
Foreign exchange related losses	(0.07)	(0.06)
Net charge related to Iké	(0.02)	—
Other adjustments(2)	(0.08)	0.01
Benefit (provision) for income taxes	0.28	(0.07)
Net income attributable to common stockholders per diluted share(1)	$2.43	$2.52

(1)
Information on the share counts used in the per share calculations are included in the Financial Supplement located on Assurant’s Investor Relations website http://ir.assurant.com/investor/default.aspx

(2)
Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: http://ir.assurant.com/investor/default.aspx

(4) Assurant uses net operating income per diluted share, excluding reportable catastrophes, as another important measure of the company’s stockholder value. The company believes this metric provides investors with a valuable measure of stockholder value because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income attributable to common stockholders per diluted share, defined as net income attributable to common stockholders plus any dilutive preferred stock dividends divided by weighted average diluted shares outstanding.

(UNAUDITED)	1Q	1Q
	2020	2019
Net operating income, excluding reportable catastrophes, per diluted share(1)	$2.84	$2.33
Adjustments, pre-tax:
Net realized (losses) gains on investments	(1.52)	0.43
Reportable catastrophes	(0.26)	(0.16)
COVID-19 direct and incremental expenses	(0.05)	—
CARES Act tax benefit (after-tax)	1.25	—
Foreign exchange related losses	(0.07)	(0.06)
Net charge related to Iké	(0.02)	—
Other adjustments(2)	(0.08)	0.01
Benefit (provision) for income taxes	0.34	(0.03)
Net income attributable to common stockholders per diluted share(1)	$2.43	$2.52

(1)
Information on the share counts used in the per share calculations are included in the Financial Supplement located on Assurant’s Investor Relations website http://ir.assurant.com/investor/default.aspx

(2)
Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: http://ir.assurant.com/investor/default.aspx

(5) Segment net operating income of the Global Lifestyle, Global Housing and Global Preneed operating segments is equal to GAAP segment net income.

(6) Assurant uses Corporate and Other net operating loss as an important measure of the corporate segment’s performance. Corporate and Other net operating loss equals Corporate and Other segment net loss attributable to common stockholders, excluding interest expense, net realized gains (losses) on investments (which includes unrealized gains (losses) on equity securities and changes in fair value of direct investments in collateralized loan obligations), COVID-19 direct and incremental expenses, the CARES Act tax benefit, foreign exchange gains (losses) from remeasurement of monetary assets and liabilities, the net charge related to Iké, as well as other highly variable or unusual items other than reportable catastrophes. The company believes Corporate and Other net operating loss provides investors a valuable measure of the performance of the company’s corporate segment because it excludes highly variable items that do not represent the ongoing results of the company’s corporate segment. The comparable GAAP measure is Corporate and Other segment net loss attributable to common stockholders.

(UNAUDITED)	1Q	1Q
($ in millions)	2020	2019
GAAP Corporate and Other segment net loss attributable to common stockholders	$(57.4)	$(24.1)
Adjustments, pre-tax:
Interest expense	25.5	26.5
Net realized losses (gains) on investments	96.3	(28.8)
COVID-19 direct and incremental expenses	3.1	—
CARES Act tax benefit (after-tax)	(79.3)	—
Foreign exchange related losses	3.7	4.2
Net charge related to Iké	1.4	0.2
Other adjustments(1)	5.9	(0.8)
Benefit for income taxes	(23.4)	(0.7)
Preferred stock dividends	4.7	4.7
Corporate & other net operating loss	$(19.5)	$(18.8)

(1)
Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website http://ir.assurant.com/investor/default.aspx

A summary of net operating income disclosed items is included on page 15 of the company’s Financial Supplement, which is available on Assurant’s Investor Relations website http://ir.assurant.com/investor/default.aspx

Assurant, Inc.
Consolidated Statement of Operations (unaudited)
Three Months Ended March 31, 2020 and 2019

	1Q
	2020	2019
($ in millions except number of shares and per share amounts)
Revenues
Net earned premiums	$2,083.8	$1,904.4
Fees and other income	416.9	328.3
Net investment income	156.0	166.3
Net realized (losses) gains on investments	(95.3)	28.8
Amortization of deferred gains on disposal of businesses	4.2	7.8
Total revenues	2,565.6	2,435.6
Benefits, losses and expenses
Policyholder benefits	607.2	614.7
Selling, underwriting, general and administrative expenses	1,822.3	1,577.2
Net Iké losses	1.4	0.2
Interest expense	25.5	26.5
Total benefits, losses and expenses	2,456.4	2,218.6
Income before (benefit) provision for income taxes	109.2	217.0
(Benefit) provision for income taxes	(46.6)	48.4
Net income	155.8	168.6
Less: Net income attributable to non-controlling interests	(1.1)	(2.9)
Net income attributable to stockholders	154.7	165.7
Less: Preferred stock dividends	(4.7)	(4.7)
Net income attributable to common stockholders	$150.0	$161.0

Net income attributable to common stockholders per share:
Basic	$2.48	$2.57
Diluted	$2.43	$2.52

Common stock dividends per share	$0.63	$0.60

Share data:
Basic weighted average shares outstanding	60,602,911	62,594,828

Diluted weighted average shares outstanding	63,626,926	65,777,945

Assurant, Inc.
Consolidated Condensed Balance Sheets (unaudited)
At March 31, 2020 and December 31, 2019

	March 31,	December 31,
	2020	2019
	($ in millions)
Assets
Investments and cash and cash equivalents	$15,624.6	$16,434.4
Reinsurance recoverables	9,539.5	9,593.4
Deferred acquisition costs	7,201.9	6,668.0
Goodwill	2,336.2	2,343.4
Value of business acquired	1,753.3	2,004.3
Assets held in separate accounts	1,524.0	1,839.7
Other assets	3,506.5	3,387.9
Assets of consolidated investment entities	1,937.3	2,020.1
Total assets	$43,423.3	$44,291.2

Liabilities
Policyholder benefits and claims payable	$12,380.7	$12,495.0
Unearned premiums	16,673.6	16,603.6
Debt	2,207.5	2,006.9
Liabilities related to separate accounts	1,524.0	1,839.7
Accounts payable and other liabilities	3,545.9	3,976.9
Liabilities of consolidated investment entities	1,705.4	1,687.0
Total liabilities	38,037.1	38,609.1

Stockholders’ equity
Equity, excluding accumulated other comprehensive income	5,281.6	5,241.3
Accumulated other comprehensive income	88.4	411.5
Total Assurant, Inc. stockholders’ equity	5,370.0	5,652.8
Non-controlling interest	16.2	29.3
Total equity	5,386.2	5,682.1
Total liabilities and equity	$43,423.3	$44,291.2